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                                                                    EXHIBIT 10.2

                                    EXHIBIT A

                               FFS HOLDINGS, INC.

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                        AND RELATIVE, OPTIONAL AND OTHER
                        SPECIAL RIGHTS OF PREFERRED STOCK
                         AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                            ------------------------

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

                            ------------------------

            FFS Holdings, Inc. (the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors, by unanimous written consent, dated ___________, 2004, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

            WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and

            WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated as Series A Redeemable Preferred Stock of the Company and the number of shares constituting such preferred stock.

            NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the Series A Redeemable Preferred Stock on the terms and with the provisions herein set forth:

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                   TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       of

                      SERIES A REDEEMABLE PREFERRED STOCK

                                       of

                               FFS HOLDINGS, INC.

      The relative rights, preferences, privileges, restrictions and other matters relating to the Series A Redeemable Preferred Stock are as follows:

            (1) Designation and Amount. The shares of such series of preferred stock, par value $.01 per share, of FFS Holdings, Inc. (the "COMPANY") shall be designated as Series A Redeemable Preferred Stock (the "SERIES A PREFERRED STOCK"), and the number of shares constituting the Series A Preferred Stock shall be 28,700.

            (2) Rank. The Series A Preferred Stock shall, with respect to distributions upon the liquidation, winding-up and dissolution of the Company, rank prior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock hereafter created by the Board.

            (3) Dividends and Distributions. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, dividends, at a rate of 5.0% per annum (the "DIVIDEND RATE") of the Liquidation Preference (as hereinafter defined) (computed on the basis of a 360-day year) payable in cash on the anniversary of the Original Issue Date in each year (each a "DIVIDEND PAYMENT DATE"). Subject to Section 3(b), dividends shall be cumulative and begin to accrue from the Original Issue Date (and shall continue to accrue with respect to each share until such share is no longer outstanding), whether or not declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends. All undeclared dividends and declared but unpaid dividends shall compound on an annual basis at the Dividend Rate, without any duplication when and if the dividends are actually paid.

                  (b) Subject always to Section 7(b), prior to the Mandatory Redemption Date (as defined below) the holders of Series A Preferred Stock are not entitled to a preference as to any other class of capital stock of the Company with respect to dividends or any other distributions unless paid in connection with the liquidation, dissolution or winding up of the Company and dividends, may be declared and paid on shares of common stock of the Company even if the dividends and distributions pertaining to the holders of Series A Preferred Stock referred to in this Section 3 have not been declared or paid.

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            (4) Voting Rights. The holders of Series A Preferred Stock shall not be entitled to any voting rights except as otherwise provided by law; provided, however, that the holders of Series A Preferred Stock shall vote separately as a class for any amendment to the Certificate of Incorporation or By-laws of the Company that would adversely affect in any material respect the rights, privileges, preferences or entitlements of the holders of Series A Preferred Stock. The affirmative vote of the holders of a majority of the outstanding Series A Preferred Stock shall be required to approve any such amendment.

            (5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever (including by redemption or reclassification) shall be retired and cancelled promptly after the acquisition thereof.

            (6) Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made to any other class of capital stock or series of preferred stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received a liquidation preference of $1,000 per full share of Series A Preferred Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, and including such amounts for any partial annual period, to the date of payment (the "LIQUIDATION PREFERENCE").

                  (b) If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Series A Preferred Stock, based on the full preferential amounts for the number of shares of Series A Preferred Stock held by each holder.

            (7) Redemption. (a) (a) Redemption at the Company's Option. The Company may at any time redeem, at a redemption price equal to the Liquidation Preference (the "REDEMPTION PRICE"), any or all outstanding shares of Series A Preferred Stock. The Company shall (i) mail written notice of each redemption of any Series A Preferred Stock, by first class mail, postage prepaid, to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made and (ii) pay the Redemption Price, to the applicable holder of Series A Preferred Stock, against delivery by such holder to the Company of those certificates representing Series A Preferred Stock held by such holder which have then been so redeemed. In case fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) days after surrender of the certificate representing the redeemed shares of Series A Preferred Stock. Any redemption effected by the Company pursuant to this Section 7(a) shall be carried out in such a manner that

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the number of shares of Series A Preferred Stock redeemed from each holder bears
(as nearly as practicable) the same proportion to the total number of shares of Series A Preferred Stock redeemed as the number of such shares held as of record by such holder bears to the total number of outstanding shares of Series A Preferred Stock.

                  (b) Mandatory Redemption Date. On the tenth (10th) anniversary of the Original Issue Date (the "MANDATORY REDEMPTION DATE"), the Company shall redeem all outstanding shares of the Series A Preferred Stock; provided, however, that the sole consequence of the Company's failure to redeem all outstanding shares of Series A Preferred Stock on the Mandatory Redemption Date (and the sole remedy of any holder of shares of Series A Preferred Stock in the event that the Company fails to so redeem such shares) will be that the Company shall not thereafter, unless and until all outstanding shares of Series A Preferred Stock theretofor have been redeemed at the Redemption Price, (x) declare or pay any dividend or other distribution on or in respect of any shares of the Company's capital stock other than Series A Preferred Stock ("OTHER CAPITAL STOCK") (excluding a distribution of shares of the Company's Other Capital Stock, or rights to acquire shares of Other Capital Stock, to the holders of Other Capital Stock) or (y) make any payment on account of the purchase, redemption, retirement or other acquisition of shares of Other Capital Stock or rights to acquire shares of Other Capital Stock.

                  (c) Mandatory Redemption at a Qualified IPO. If a Qualified IPO occurs, the Company shall redeem, at the Redemption Price, all of the outstanding shares of Series A Preferred Stock, such redemption to occur immediately prior to or simultaneously with the consummation of such Qualified IPO.

                  (d) Mandatory Redemption at an Organic Change. If any Organic Change occurs, the Company shall redeem, at the Redemption Price, all of the outstanding shares of Series A Preferred Stock, such redemption to occur immediately prior to or simultaneously with the consummation of such Organic Change.

                  (e) Mandatory Redemption Under Certain Circumstances. At such time as the Note is no longer outstanding, the Company may not declare or pay any dividend or other distribution (excluding a distribution of shares of the Company's Other Capital Stock, or rights to acquire shares of Other Capital Stock, to the holders of Other Capital Stock) on or in respect of any shares of the Company's Other Capital Stock ("Common Stock Dividend"), unless it shall concurrently redeem the Series A Preferred Stock having an aggregate Liquidation Preference equal to one-half of the Common Stock Dividend. The Company shall give notice of such redemption on the date that the Common Stock Dividend is declared or otherwise noticed, and shall pay the Redemption Price for the shares so redeemed on the date that the Common Stock Dividend is paid.

                  (f) Status of Redeemed Shares. At the time of redemption specified in the resolution of the Board authorizing such redemption, the rights of the holders of the redeemed shares of Series A Preferred Stock shall, with respect to such

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redeemed shares, cease, except for the right to receive the Redemption Price specified in Section 7(a) hereof, without interest.

            (8) General Provisions. (a) (a) If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

                  (b) Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  (c) The term "AFFILIATE" shall have the meaning assigned to such term in the Note.

                  (d) The term "NOTE" means the promissory note in the principal amount of $80,000,000 issued as of the date hereof by the Company to Hillenbrand Industries, Inc. and any note exchanged therefor.

                  (e) The term "ORGANIC CHANGE" shall have the meaning assigned to the term "Change of Control" in the Note.

                  (f) The term "ORIGINAL ISSUE DATE" shall mean the date of the original issuance of shares of Series A Preferred Stock.

                  (g) The term "OUTSTANDING," when used in reference to shares of a specific series or class of capital stock of the Company, shall mean issued shares, excluding shares held by the Company or a subsidiary of the Company.

                  (h) The term "PERSON" shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

                  (i) The term "QUALIFIED IPO" shall mean a public offering of the capital stock of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which the net offering proceeds of such public offering exceed $75,000,000.

                  (j) The term "SECURITIZATION NOTES" means, collectively, the Series A notes in the aggregate principal amount of $- and the Series B notes in the

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aggregate principal amount of $-, in each case issued by FLAC Holdings, LLC as of the date hereof.

                  (k) The term "SUBSIDIARY" shall have the meaning ascribed to such term in the Note.

                  (l) No holder of shares of Series A Preferred Stock shall, by virtue of such holder's holding such shares, possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

                  (m) The headings of the sections, subsections, clauses and subclauses hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                  (n) If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day. "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized by law to close.

                  (o) The Company will give prior written notice (with a description in reasonable detail) to the holders of shares of the Series A Preferred Stock of any of the following:

                        (i) an amendment to the Certificate of Incorporation or Bylaws of the Company;

                        (ii) a merger, recapitalization, dissolution or liquidation of the Company or any significant subsidiary of the Company;

                        (iii) an Organic Change; or

                        (iv)  a Qualified IPO.

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